UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2013
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33601 (Commission File Number)	74-2785449 (IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas  78249
(210) 308-8267
 (Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On September 19, 2013, Mr. Craig Robinson, Director, President, and CEO of GlobalSCAPE, Inc. (the “Company”), died from unexpected complications following a routine medical procedure.

Because of Mr. Robinson’s unexpected death, the Board of Directors has temporarily reduced the size of the Company's Board of Directors from five to four.  Additionally, as provided in the Company’s Amended and Restated Bylaws of the Company, effective as of October 30, 2008, which were filed as Exhibit 3.2 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2008, the Chairman of the Board, Mr. Thomas W. Brown, will exercise the powers and perform the duties of the President until the Board appoints a successor.

Information required by Items 401, 402, 403 and 404 of Regulation S-K concerning Mr. Brown can be found in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 26, 2013, which is incorporated herein by this reference.

Item 7.01                       Regulation FD Disclosures

On September 23, 2013, the Company issued a statement announcing the passing of its Director, President, and CEO, Mr. Craig Robinson, who died from unexpected complications following a routine medical procedure in San Antonio, Texas. A copy of this statement is attached hereto and is available at the Company’s website at www.globalscape.com.

ITEM 9.01.                    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Statement dated September 23, 2013 regarding the death of Craig Robinson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:  /s/ James Albrecht
James Albrecht, Chief Financial Officer

Dated: September 23,  2013